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                                                               Exhibit 99


For release:   IMMEDIATELY
Contact:       Charles M. Johnston
               Chief Financial Officer (610) 313-2189



COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS PER SHARE FOR
FIRST QUARTER 1999

NORRISTOWN, PA, April 20, 1999 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported record earnings per common share of $0.30 on a diluted basis for the first quarter of 1999, an increase of 20%, compared to earnings of $0.25 per common share for the first quarter of 1998. Net income was $4.1 million for the first quarter of 1999, compared to $3.9 million for the first quarter of 1998.

"We are pleased to report record earnings per share for the first quarter of 1999," stated Charles H. Meacham, Chairman and Chief Executive Officer. He added, "Commonwealth's retail, commercial and mortgage banking businesses continued to demonstrate positive trends in the first quarter of 1999. Compared to last year's first quarter, average consumer loans increased by 24% to $244 million, average commercial loans increased by 17% to $137 million, and average demand and money market deposits increased by 18% to $709 million. In addition, the combination of mortgage servicing fees and gain on sale of mortgage loans increased by 61% to $5.1 million in this year's first quarter. Also, Common-wealth increased its quarterly dividend by 13% during the first quarter of 1999, to $0.09 per share, and completed its fifth common stock repurchase program since the beginning of 1997."

Net interest income was $17.5 million and average interest-earning assets totaled $2.1 billion for both the first quarter of 1999 and the first quarter of 1998. Average loans represented 88% of average deposits in the first quarter of 1999, compared to 85% in the first quarter of 1998.

The net interest margin was 3.46% in the first quarter of 1999, compared to 3.33% in the first quarter of 1998. The increase was primarily attributable to a 0.39% decrease in the cost of interest-bearing liabilities, offset, in part, by a 0.21% reduction in the yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of certificates of deposit. Also contributing to the decrease in the cost of interest-bearing liabilities was an increase in lower costing demand and money market deposits, and a decrease in higher costing certificates. The reduction in the yield on interest-earning assets was, in large part, due to generally lower market interest rates.
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Noninterest income totaled $7.9 million in the first quarter of 1999, compared to $6.0 million in the first quarter of 1998. The increase reflected a $2.1 million increase in the net gain on sale of mortgage loans, primarily attribut-able to an increase in loans sold on a servicing released basis.

Noninterest expense was $18.7 million in the first quarter of 1999, compared to $17.4 million in the first quarter of 1998. The increase was primarily attributable to an increase in mortgage banking expenses and higher expenses relating to the accelerated vesting of certain stock benefit plans due to retirements. The opening of three supermarket branch offices and two traditional branch offices also contributed to the increase in noninterest expense in the first quarter of 1999.

Provision for loan losses totaled $1.0 million in the first quarter of 1999, compared to $0.5 million in the first quarter of 1998. The increase was primarily attributable to an increase in the consumer and commercial loan port-folios. At March 31, 1999, the allowance for loan losses totaled $9.9 million, or 0.76%, of loans, compared to $9.6 million, or 0.71%, at December 31, 1998.

Net credit losses totaled $0.6 million, or 0.19% of average loans in the first quarter of 1999. This compared to $0.5 million, or 0.15% of average loans in the first quarter of 1998.

Nonperforming assets totaled $11.3 million, or 0.51% of assets at March 31, 1999, compared to $11.1 million, or 0.49%, at December 31, 1998.

Provision for income taxes was $1.7 million, or 29% of income before income taxes in the first quarter of 1999, compared to $1.8 million, or 32%, in the first quarter of 1998. The decrease in the tax rate in the first quarter of 1999 was primarily attributable to historic and low income housing tax credits.

During the first quarter of 1999, the Company purchased 0.7 million shares of its common stock at a purchase price of $10.5 million. There were no purchases during the first quarter of 1998. The repurchased shares were held as treasury stock and are reserved for general corporate purposes and/or issuance pursuant to the Company's stock option plans. At March 31, 1999, shareholders' equity represented 8.4% of assets, compared to 8.5% at December 31, 1998.

The Bank's core and risk-based capital ratios were 6.3% and 12.5%, respectively, at March 31, 1999, compared to 5.9% and 11.6%, respectively, at December 31, 1998.

Commonwealth Bancorp, Inc., with consolidated assets of $2.2 billion, is the holding company for Commonwealth Bank, which has 61 branches throughout south-east Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, Rhode Island, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

             Commonwealth Bancorp, Inc. and Subsidiaries
                   Consolidated Statements of Income
                  (in thousands, except share amounts)


                                                  For the Quarter
                                                  Ended March 31,
                                          ---------------------------------
                                                 1999             1998
                                          -----------------  --------------
                                                       (Unaudited)

Interest income:
  Interest on loans                            $26,259            $25,383
  Interest and dividends on deposits
   and money market investments                  1,041                683
Interest on investment securities                1,377                743
Interest on mortgage-backed securities           7,930             12,270
                                                ------             ------
     Total interest income                      36,607             39,079

Interest expense:
  Interest on deposits                          13,784             14,944
  Interest on notes payable and other
   borrowings                                    5,286              6,620
                                                ------             ------
     Total interest expense                     19,070             21,564
                                                ------             ------

     Net interest income                        17,537             17,515

Provision for loan losses                        1,000                500
                                                ------             ------
     Net interest income after provision
      for loan losses                           16,537             17,015

Noninterest income:
  Deposit fees and related income                2,187              2,051
  Servicing fees                                   894              1,047
  Net gain on sale of mortgage loans             4,161              2,092
  Other                                            650                816
                                                ------             ------
     Total noninterest income                    7,892              6,006
                                                ------             ------
Noninterest expense:
  Compensation and employee benefits             9,618              8,989
  Occupancy and office operations                2,817              2,600
  FDIC premium                                     190                193
  Advertising and promotion                        414                437
  Amortization of intangible assets              1,289              1,417
  Other                                          4,378              3,735
                                                ------             ------
     Total noninterest expense                  18,706             17,371
                                                ------             ------

     Income before income taxes                  5,723              5,650

Income tax provision                             1,660              1,798
                                                ------             ------

Net income                                     $ 4,063             $ 3,852
                                               -------             -------
                                               -------             -------

Basic weighted average number of shares
 outstanding                                13,358,378          14,983,836
                                            ----------          ----------
                                            ----------          ----------

Basic earnings per share                         $0.30               $0.26
                                                 -----               -----
                                                 -----               -----

Diluted weighted average number of shares
 outstanding                                13,693,354          15,640,878
                                            ----------          ----------
                                            ----------          ----------

Diluted earnings per share                       $0.30               $0.25
                                                 -----               -----
                                                 -----               -----
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                   Commonwealth Bancorp, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                     (in thousands, except share amounts)



                                             March 31,          December 31,
                                               1999                 1998
                                          --------------        ------------
                                            (Unaudited)

Assets:
Cash and due from banks                     $   45,863           $   58,028
Interest-bearing deposits                       47,491               43,829
Short-term investments available for sale        9,915                4,820
Mortgage loans held for sale                    59,282              120,642
Investment securities
  Securities available for sale (cost of
   $174,091 and $344,407,respectively),
    at market value                            174,017               34,515
Mortgage-backed securities
  Securities held to maturity (market value
   of $118,389 and $133,735, respectively),
    at cost                                    116,532              132,105
Securities available for sale (cost of
 $306,253 and $388,349, respectively),
  at market value                              308,553              392,036
Loans receivable, net                        1,301,022            1,338,177
Accrued interest receivable, net                11,503               11,260
FHLB stock, at cost                             18,400               18,400
Premises and equipment, net                     17,004               16,887
Intangible assets                               38,541               39,830
Mortgage servicing rights                        8,133                9,969
Other assets, including net deferred taxes
 of $3,396 and $2,508, respectively             41,635               37,001
                                             ---------            ---------
     Total assets                            2,197,891            2,257,499
                                             ---------            ---------
                                             ---------            ---------
Liabilities:
  Deposits                                  $1,603,494           $1,605,299
  Notes payable and other borrowings:
   Secured noes due to Federal Home Loan
    Bank of Pittsburgh                         203,000              240,500
   Securities sold under agreements to
    repurchase                                 140,000              166,000
   Other borrowings                              8,460                   --
  Advances from borrowers for taxes and
   insurance                                    30,552               28,960
  Accrued interest payable, accrued expenses
   and other liabilities                        27,742               24,562
                                             ---------            ---------
     Total liabilities                       2,013,248            2,065,321
                                             ---------            ---------
                                             ---------            ---------

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $0.10 par value;
   5,000,000 shares authorized;
    none issued                                     --                   --
  Common stock, $0.10 par value;
   30,000,000 shares authorized;
   18,068,285 shares issued and
    14,039,291 outstanding at March 31,
      1999
   18,054,315 shares issued and 14,721,408
    outstanding at December 31, 1998             1,807                1,806
Additional paid-in capital                     135,930              135,588
Retained earnings                              126,785              123,917
Unearned stock benefit plan compensation        (9,904)             (10,666)
Unrealized gain on marketable securities, net    1,447                2,467
Treasury stock, at cost; 4,028,994 and
 3,332,907 shares respectively                 (71,422)             (60,934)
     Total shareholders' equity                184,643              192,178
                                            ----------            ---------
     Total liabilities and shareholders'
      equity                                $2,197,891           $2,257,499
                                            ----------           ----------
                                            ----------           ----------

            Commonwealth Bancorp, Inc. and Subsidiaries
                     Selected Financial Data
              (in thousands, except per share data)


                                                For the Quarter Ended
                                         -----------------------------------
                                           March 31, 1999    March 31, 1998
                                             (Unaudited)       (Unaudited)
                                         -----------------   ---------------

BALANCE SHEET DATA:
Average Loans                              $1,397,863        $1,327,723
Average Interest-Earning Assets             2,057,129         2,132,501
Average Assets                              2,213,701         2,290,597
Average Deposits                            1,596,163         1,568,469
Average Interest-Bearing Liabilities        1,970,958         2,027,879
Average Shareholders' Equity                  189,561           216,442

OPERATING DATA:
Annualized Return on Assets                      0.74%             0.68%
Annualized Return on Equity                      8.69%             7.22%
Mortgage Originations                        $189,666          $294,173
Average Yield on Loans                           7.62%             7.75%
Average Yield on Interest-Earning Assets         7.22%             7.43%
Average Cost of Interest-Bearing Liabilities     3.92%             4.31%
Net Interest Margin                              3.46%             3.33%


                                                          As of
                                            ---------------------------------
                                             March 31, 1999 December 31, 1999
                                              (Unaudited)
                                            --------------- -----------------

Book Value Per Share                           $13.15            $13.05
Tangible Book Value Per Share                   10.41             10.35
Nonperforming Loans                             9,770            10,012
Nonperforming Assets                           11,276            11,061
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